Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Amendment No. 1 to Form 10-K of Physicians Formula Holdings, Inc. (the “Company”) for the year ended December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Leslie H. Keegan, Senior Vice President of Finance of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 25, 2012

By:	/s/ Leslie H. Keegan
Name:	Leslie H. Keegan
Title:	Senior Vice President of Finance

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Physicians Formula Holdings, Inc. and will be retained by Physicians Formula Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.